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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 5, 2003

                                   ACTV, INC.
             (Exact name of registrant as specified in its charter)


  Delaware                     001-10377                  94-2907258
(State or other             (Commission File            (IRS Employer
jurisdiction of                 Number)                Identification No.)
incorporation)


                       233 PARK AVENUE SOUTH, 10th FLOOR
                            NEW YORK, NEW YORK 10022
          (Address of principal executive offices, including zip code)

                                 (212) 497-7000
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)


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Item 5. Other Events

         On June 5, 2003, ACTV, Inc. ("ACTV") issued a press release announcing that it received an additional deficiency notice from Nasdaq dated May 30, 2003, indicating that as of March 31, 2003, ACTV is no longer in compliance with the minimum shareholders' equity requirement of $10,000,000, as set forth in Nasdaq Marketplace Rules 4450(a)(3) and 4450(b)(1). On May 9, 2003, ACTV received notice from Nasdaq indicating that its common stock did not comply with Nasdaq's $1.00 minimum bid price requirement, and that ACTV's common stock would be delisted on May 20, 2003, absent an appeal by the company. ACTV appealed the Nasdaq Staff Determination and is scheduled to attend a hearing before the Nasdaq Listing Qualifications Panel to review the determination of the Nasdaq Staff on June 19, 2003. The shareholders' equity deficiency and the minimum bid price deficiency will be discussed at the hearing.

         A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits

         (a)      Not applicable
         (b)      Not applicable
         (c)      Exhibits


99.1 Press Release dated June 5, 2003.


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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ACTV, INC.



                                   By:  /s/ Christopher Cline
                                        ----------------------------------
                                        Christopher C. Cline
                                        Chief Financial Officer


Dated: June 5, 2003


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                                  EXHIBIT INDEX

EXHIBIT NUMBER         DESCRIPTION
--------------         -----------

   99.1                Press Release dated June 5, 2003